CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common stock, par value $0.001 per share	2,000,000 shares	$52.00	$104,000,000	$13,395.20

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(7)
File Number 333-173703

Prospectus Supplement to Prospectus dated April 25, 2011.

2,000,000 Shares

LPL Financial Holdings Inc.

Common Stock

The selling stockholders named in this prospectus are offering 2,000,000 shares of our common stock directly to a private investor. We will not receive any of the proceeds from the shares of common stock sold in this offering.

We have entered into an agreement with one of the selling stockholders, TPG Partners IV, L.P. (“TPG”), to repurchase 1,923,076 shares of our common stock, concurrently with the closing of this offering, in a private, non-underwritten transaction at a price per share equal to the offering price. The closing of the share repurchase is contingent on the closing of this offering by TPG. The closing of this offering is not contingent on the closing of the share repurchase.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “LPLA.” On February 12, 2014, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $52.58 per share.

	Per Share	Total
Offering price	$52.00	$104,000,000.00

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated February 12, 2014.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS SUPPLEMENT

When we use the terms “we,” “us,” “our,” “LPL” or the “company,” we mean LPL Financial Holdings Inc., a Delaware corporation, and its consolidated subsidiaries, including LPL Financial LLC, taken as a whole, as well as any predecessor entities, unless the context otherwise indicates.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering, additional information about our common stock and certain other matters relating to us, our business and prospects. The second part, the accompanying prospectus, contains a description of our common stock and certain other information.

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents which we file or have filed with the Securities and Exchange Commission (“SEC”) on or before the date of this prospectus supplement and which documents are incorporated by reference in this prospectus supplement and the accompanying prospectus.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before deciding whether to invest in our common stock, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors,” as well as the documents incorporated by reference and any free writing prospectus we have prepared.

Overview

We are the nation’s largest independent broker-dealer, a top custodian for registered investment advisors (“RIAs”), and an independent consultant to retirement plans. We provide proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 13,600 independent financial advisors and financial advisors at approximately 700 financial institutions (our “advisors”) across the country, enabling them to provide their retail investors (their “clients”) with objective, low-conflict financial advice. We also support approximately 4,500 financial advisors licensed with insurance companies with customized clearing, advisory platforms and technology solutions.

We support a diverse client base through our subsidiary companies. LPL Financial LLC is a clearing broker-dealer and an investment advisor that transacts business as an agent for our advisors on behalf of their clients through a broad array of financial products and services. Fortigent Holdings Company, Inc., through its subsidiaries, is a leading provider of consulting services and solutions to RIAs, banks and trust companies servicing high net worth clients, while The Private Trust Company N.A. manages trusts and family assets for high net worth clients.

Our singular focus is to provide our advisors with the front-, middle- and back-office support they need to serve the large and growing market for independent investment advice. We believe we are the only company that offers advisors the unique combination of an integrated technology platform, comprehensive self-clearing services and open-architecture access to leading financial products, all delivered in an environment unencumbered by conflicts from product manufacturing, underwriting or market making.

For over 20 years, we have served the independent advisor market. We currently support the largest independent advisor base and we believe we have the fourth largest overall advisor base in the United States based on the information available as of the date of this prospectus supplement. Through our advisors, we are also one of the largest distributors of financial products in the United States. Our scale is a substantial competitive advantage and enables us to more effectively attract and retain advisors. Our unique business model allows us to invest in more resources for our advisors, increasing their revenues and creating a virtuous cycle of growth. We have 3,185 employees with primary offices in Boston, Charlotte and San Diego.

Share Repurchase

On February 10, 2014, our Board of Directors authorized an increase to our common stock repurchase program to a total of $218 million. In connection with the repurchase program, we have entered into an agreement with TPG to repurchase 1,923,076 shares of our common stock, concurrently with the closing of this offering, in a private, non-underwritten transaction at a price per share equal to the offering price. We intend to fund the share repurchase with cash on our balance sheet. The closing of the share repurchase is contingent on the closing of this offering by TPG and the satisfaction of certain other customary conditions.

The closing of the offering is not conditioned on the consummation of the share repurchase, and there can be no assurance that the share repurchase will be consummated.

The description and the other information in this prospectus supplement regarding the share repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement shall be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

Recent Developments

On February 11, 2014, we announced our results for the fiscal year ended December 31, 2013. Those results were included in our Current Report on Form 8-K filed with the SEC on February 11, 2014, which is incorporated herein by reference.

Corporate Information

LPL Financial Holdings Inc. is the parent company of our collective businesses. Our address is 75 State Street, Boston, Massachusetts 02109. Our telephone number is (617) 423-3644. Our website address is www.lpl.com. Information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by selling stockholders	2,000,000 shares

Common stock to be outstanding after this offering and the concurrent share repurchase	100,064,934 shares

The NASDAQ Global Select Market symbol	LPLA

Risk Factors	See “Risk Factors” elsewhere in this prospectus supplement

Use of Proceeds	We will not receive proceeds from the sale of shares in this offering

Share Repurchase	We have entered into an agreement with TPG to repurchase 1,923,076 shares of our common stock, concurrently with the closing of this offering, in a private, non-underwritten transaction at a price per share equal to the offering price. The closing of the share repurchase is contingent on the closing of this offering by TPG. The closing of this offering is not contingent on the closing of the share repurchase.

The number of shares of our common stock outstanding shown above is based on 101,988,010 shares issued and outstanding as of February 10, 2014 and excludes:

•	6,920,954 shares of common stock issuable upon the exercise of options and warrants outstanding as of February 10, 2014;

•	256,684 shares of common stock issuable upon the vesting of restricted stock units as of February 10, 2014;

•	7,035,750 shares of common stock as of February 10, 2014 reserved for future grants under our equity incentive plans currently in effect; and

•	15,216,301 shares of common stock available for reissuance from treasury as of February 10, 2014.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding the Company’s future financial and operating results, growth, business strategy, plans, and ability and plans to repurchase shares and pay dividends in the future, including statements relating to future efficiency and scale and projected expenses and savings as a result of the Service Value Commitment, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on the Company’s historical performance and its plans, estimates and expectations as of the date of this prospectus supplement. The words “anticipates,” “believes,” “expects,” “may,” “plans,” “predicts,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of assets under custody; effects of competition in the financial services industry; changes in the number of the Company’s financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company’s cash sweep program, including the Company’s success in negotiating agreements with current or additional counterparties; the Company’s success in integrating the operations of acquired businesses; execution of the Company’s plans related to the Service Value Commitment, including the Company’s ability to successfully transform and transition business processes to third party service providers; the Company’s success in negotiating and developing commercial arrangements with third party service providers that will enable the Company to realize the service improvements and efficiencies expected to result from the Service Value Commitment; the performance of third party service providers to which business processes are transitioned from the Company; the Company’s ability to control operating risks, information technology systems risks and sourcing risks; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by self-regulatory organizations; and the numerous risks associated with our business included in the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequent Quarterly Reports on Form 10-Q, and in the “Risk Factors” section in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this prospectus supplement, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this prospectus supplement.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the matters addressed in “Forward-Looking Statements,” you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our Quarterly Reports on Form 10-Q. See “Where You Can Find More Information.”

USE OF PROCEEDS

We will receive no proceeds from the sale of common stock in this offering.

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock held by the selling stockholders as of February 10, 2014.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

The percentage of common stock beneficially owned by each person before the offering is based on 101,988,010 shares of common stock. Shares of common stock that may be acquired within 60 days following February 10, 2014 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table. Beneficial ownership representing less than 1% is denoted with an asterisk.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o LPL Financial Holdings Inc., 75 State Street, Boston, Massachusetts 02109.

	Common Stock Beneficially Owned Prior to this Offering		Number of Shares Offered	Common Stock Beneficially Owned After This Offering and Concurrent Share Repurchase(1)
Name of Beneficial Owner	Number	%		Number	%
TPG Partners IV, L.P.(2)	16,710,185	16.38%	1,900,000	12,887,109	12.88%
Dan H. Arnold(3)	351,590	*	70,000	281,590	*
Robert J. Moore(4)	461,145	*	30,000	431,145	*

*	Indicates less than 1%.
(1)	Assumes the consummation of our repurchase of 1,923,076 shares of our common stock from certain of the selling stockholders concurrently with the closing of this offering and the retirement of such repurchased shares.
(2)	Includes shares of common stock (the “TPG Stock”) held by TPG Partners IV, L.P., a Delaware limited partnership (“TPG Partners IV”), whose general partner is TPG GenPar IV, L.P., a Delaware limited partnership, whose general partner is TPG GenPar IV Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the TPG Stock. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Stock except to the extent of their pecuniary interest therein. The address for each of TPG Partners IV, TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(3)	Consists of 238,684 shares of Common Stock that Mr. Arnold holds directly and 112,906 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 10, 2014.
(4)	Consists of 40,000 shares of Common Stock that Mr. Moore holds directly and 421,145 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 10, 2014, before giving effect to cashless exercise of an option award in connection with this offering.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS OF SHARES OF COMMON STOCK

The following is a summary of certain material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of shares of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of shares of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis.

This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold shares of our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, persons that have a “functional currency” other than the U.S. dollar, or holders subject to the alternative minimum tax or the unearned income Medicare contribution tax). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and any gift tax considerations or considerations under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Internal Revenue Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A modified definition of Non-U.S. Holder applies for U.S. federal estate tax purposes (as discussed below).

If an entity that is classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding shares of our common stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of shares of our common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES UNDER ANY APPLICABLE TREATY.

Distributions on Shares of Our Common Stock

We have a recent history of paying quarterly cash dividends. The declaration of any future dividends, as well as the amount of any such dividends, will remain subject in each instance to approval by our board. In the event that we do make a distribution of cash or property with respect to shares of our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be subject to withholding as described in the next paragraph below. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. Holder’s investment, up to such holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any distribution described in this paragraph would also be subject to the discussions below in “Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held By or Through Non-U.S. Entities” and “Backup Withholding and Information Reporting.”

Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or our agent, as the case may be, with the appropriate IRS Form W-8 prior to the payment of dividends, such as:

•	IRS Form W-8BEN (or successor form) certifying, under penalties of perjury, that such Non-U.S. Holder is entitled to a reduction in withholding under an applicable income tax treaty, or

•

IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on shares of our common stock is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained in the United States), in which case such dividend generally will be subject to regular graduated U.S. federal income tax rates on a net income basis as described below.

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number.

Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If dividends are effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will generally be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if such Non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, such Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits for the taxable year, unless an applicable income tax treaty provides otherwise.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, such holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Shares of Our Common Stock

Subject to the discussions below under “Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held By or Through Non-U.S. Entities” and “Backup Withholding and Information Reporting,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution for U.S. federal income tax purposes) unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “United States real property holding corporation”, as defined in the Internal Revenue Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”), or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides otherwise) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition.

With respect to the second exception above, although there can be no assurance, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its United States real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock so long as (i) our common stock continues to be regularly traded on an established securities market (within the meaning of Internal Revenue Code Section 897(c)(3)) during the calendar year in which such sale, exchange or other taxable disposition of our common stock occurs and (ii) such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period. If we are a USRPHC and the requirements of (i) or (ii) are not met, gain on the disposition of shares of our common stock generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the “branch profits tax” will not apply.

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the United States, unless otherwise provided in an applicable income tax treaty, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” with respect to such gain at a rate of 30%, unless an applicable income tax treaty provides otherwise.

Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held By or Through Non-U.S. Entities

Legislation enacted in March 2010 (commonly referred to as “FATCA”) generally will impose a withholding tax of 30% on dividends from our common stock paid on or after July 1, 2014 and the gross proceeds of a disposition of our common stock paid on or after January 1, 2017 to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or such entity is compliant under an applicable intergovernmental agreement. Absent any applicable exception, this legislation also generally will impose a withholding tax of 30% on dividends from our common stock paid on or after July 1, 2014 and the gross proceeds of a disposition of our common stock paid on or after January 1, 2017 to a foreign entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. persons who directly or indirectly own more than 10% of the entity. Under certain circumstances, a Non-U.S. Holder of our common stock might be eligible for refunds or credits of such taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return or other documentation as required by the IRS to claim such refunds or credits. Non-U.S. Holders should consult their own tax advisors regarding the possible impact of this legislation on their investment in our common stock, including any investment in our common stock made through another entity.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on shares of our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. These information reporting requirements apply even if withholding was not required. Subject to the discussion above under “Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held By or Through Non-U.S. Entities,” a Non-U.S. Holder may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) or otherwise establish an exemption in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. federal withholding tax, as described above in “Distributions on Shares of Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the payment of the proceeds of a disposition of shares of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies that it is not a United States person (as defined in the Internal Revenue Code) and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker, and dispositions otherwise effected through a non-U.S. office generally will not be subject to information reporting. Generally, backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside of the United States through a non-U.S. office of a non-U.S. broker. Prospective investors are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a Non-U.S. Holder can be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Federal Estate Tax

Shares of our common stock held (or treated as held) by an individual who is not a United States citizen or resident (as specifically determined for U.S. federal estate tax purposes) at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise, and therefore, may be subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION

The selling stockholders have entered into a securities purchase agreement directly with a private investor. Subject to the terms and conditions of the securities purchase agreement, the private investor agreed to purchase, and the selling stockholders agreed to sell, an aggregate of 2,000,000 shares of our common stock, as provided on the cover page of this prospectus supplement. The shares of common stock will be delivered in book-entry form on or about February 19, 2014. No underwriters or agents were engaged for this transaction. We estimate the total expenses of this offering that will be payable by us will be approximately $70,000.

The offer and sale of common stock pursuant to the securities purchase agreement is registered pursuant to our shelf registration statement on Form S-3 (File Number 333-173703) of which this prospectus supplement forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.lpl.com as soon as reasonably practicable after filing such documents with the SEC. Our reference to our website is intended to be an inactive textual reference only. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed by us separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained in a further prospectus supplement or by information contained in documents filed with the SEC after the date of this prospectus supplement and prior to the termination of this offering. The documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information about us and our common stock. We incorporate by reference the documents listed below into this prospectus supplement and the accompanying prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 26, 2013 (File No. 001-34963);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 (File No. 001-34963);

•

Our Current Reports on Form 8-K, as filed with the SEC on February 6, 2013 (only with respect to Item 2.05 thereof), February 28, 2013, March 1, 2013 (only with respect to Item 5.02 thereof), May 13, 2013, May 28, 2013, August 15, 2013 (except Exhibit 99.1 therein), September 16, 2013, October 30, 2013 (only with respect to Item 8.01 thereof), January 10, 2014, February 11, 2014 (including Items 2.02 and 9.01 thereof notwithstanding any disclaimer therein to the contrary) and February 13, 2014 (File No. 001-34963);

•	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 27, 2013 (File No. 001-34963); and

•

Description of Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on November 12, 2010 (File No. 001-34963), including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

LPL Financial Holdings Inc.

75 State Street

Boston, Massachusetts 02109

(617) 423-3644

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.lpl.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of LPL Financial Holdings Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Common Stock

We may offer to the public from time to time shares of our common stock in one or more issuances. Selling stockholders may also offer or sell, from time to time, shares of our common stock.

This prospectus describes the general manner in which these securities may be offered using this prospectus. Each time we or the selling stockholders sell these securities, the specific terms will be determined at the time of the offering and will be included in a supplement to this prospectus. Information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement. We and the selling stockholders may sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “LPLA.” On April 21, 2011, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $34.79 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 25, 2011.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS

When we use the terms “we,” “us,” “our,” “LPL” or the “company,” we mean LPL Investment Holdings Inc., a Delaware corporation, and its consolidated subsidiaries, including LPL Financial LLC, taken as a whole, as well as the predecessor entity LPL Holdings, Inc., unless the context otherwise indicates.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may from time to time sell common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time we or the selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including information about the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. See “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements (regarding future financial position, budgets, business strategy, projected costs, plans, objectives of management for future operations, and other similar matters) that involve risks and uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts” and similar terms. Forward-looking statements are not guarantees of future performance and there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements including, but not limited to, changes in general economic and financial market conditions, fluctuations in the value of assets under management, effects of competition in the financial services industry, changes in the number of our financial advisors and institutions and their ability to effectively market financial products and services, the effect of current, pending and future legislation and regulation and regulatory actions. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2010 and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include repayment of debt, working capital, capital expenditures and possible acquisitions. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any proceeds in the event the securities are sold by a selling stockholder.

DESCRIPTION OF COMMON STOCK

References to the “Company,” “us,” “we” or “our” in this section mean LPL Investment Holdings, Inc. and do not include the subsidiaries of LPL Investment Holdings, Inc. Also, in this section, references to “holders” mean those who own common stock registered in their own names, on the books that we maintain for this purpose.

The following summary of the terms of our common stock does not purport to be complete. You should refer to our certificate of incorporation and bylaws, both of which are on file with the SEC as exhibits to previous filings. The summary below is also qualified by provisions of applicable law.

General

Under our certificate of incorporation, we have authority to issue up to 600,000,000 shares of common stock, par value $0.001 per share. As of April 18, 2011, we had 108,859,632 shares of common stock outstanding, held by 1,172 record holders.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that is outstanding at the time of the dividend.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that the company may designate and issue in the future.

Anti-takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us, some of which may only become effective when TPG Capital, L.P. and Hellman & Friedman LLC (collectively, the “Majority Holders”) collectively cease to beneficially own at least 40% or more of our outstanding shares of common stock (such time referred to in this section as the “triggering event”). We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor. This offering will not constitute a triggering event.

Board of Directors

Our board of directors currently has nine members. Our certificate of incorporation provides that until the occurrence of the triggering event (as defined above), the number of directors shall not be increased without, in addition to any other vote otherwise required by law, the affirmative vote or written consent of at least 60% of the outstanding shares of common stock. In addition, our stockholders’ agreement provides that the board of directors will not have more than nine members for so long as either Hellman & Friedman LLC and its affiliates or TPG Capital, L.P. and its affiliates are entitled to appoint two directors under the stockholders’ agreement.

Potential Staggered Board

Our certificate of incorporation provides that at the first annual meeting after the triggering event, our board of directors shall be divided into three classes with staggered three-year terms. The classification of our board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Action by Written Consent

The Delaware General Corporation Law (“DGCL”) provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our certificate of incorporation provides that following the triggering event, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at such annual or special meeting, and not by written consent without a meeting, if it is properly brought before such annual or special meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by (a) our chairman or vice chairman of the board, (b) our president, (c) a majority of the board of directors through a special resolution, or (d) prior to the triggering event, the holders of at least 40% of the outstanding shares of common stock.

In addition, following the occurrence of the triggering event described above, our bylaws will require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Requirements for Removal and Interim Election of Directors

At such time as our board of directors has been divided into three classes, our certificate of incorporation provides that the directors may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Our certificate of incorporation and bylaws provide that prior to the triggering event, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote on the election of directors, voting together as a single class.

Vacancies and newly-created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders, except that, prior to a triggering event, such vacancies may be filled by, in addition to any other vote otherwise required by law, the affirmative vote of holders of a majority of the outstanding shares of common stock. In addition, the certificate of incorporation provides that any vacancy created by the removal of a director by the stockholders shall only be filled by, in addition to any other vote otherwise required by law, the affirmative vote of a majority of the outstanding shares of common stock. Our bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Following the first time when the Majority Holders collectively cease to own more than 50% of our outstanding shares of common stock, our bylaws may be amended or repealed by a majority vote of our board of directors or, in addition to any other vote otherwise required by law, the affirmative vote of at least two-thirds of the voting power of our outstanding shares of common stock. Additionally, following the first time when the Majority Holders collectively cease to own more than 50% of our outstanding shares of common stock, the affirmative vote of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class is required to amend or repeal or to adopt any provision inconsistent with the “Board of Directors,” “No Action by Written Consent,” “Special Meetings of Stockholders,” “Amendments to the Amended and Restated Certificate of Incorporation and Bylaws” and “Business Combinations” provisions described in our certificate of incorporation. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our certificate of incorporation and our bylaws.

Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued common stock and preferred stock could make more difficult, or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Business Combinations

We have elected to not be subject to Section 203 of the DGCL, which regulates business combinations with “interested stockholders.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “LPLA.”

PLAN OF DISTRIBUTION

We and the selling stockholders may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities by us or the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

•	if the securities are sold by the selling stockholders, information about the selling stockholders, including the relationship between the selling stockholders and us.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We and the selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us or the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use underwriters or such other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The NASDAQ Global Select Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.lpl.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not a part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 9, 2011 (File No. 001-34963);

•	Our Current Report on Form 8-K, as filed with the SEC on March 14, 2011 (File No. 001-34963);

•	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 4, 2011 (File No. 001-34963); and

•

Description of Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on November 12, 2010 (File No. 001-34963), as supplemented by the Description of Common Stock found on page 2 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

LPL Investment Holdings Inc.

One Beacon Street

Boston, Massachusetts 02108

(617) 423-3644

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.lpl.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of LPL Investment Holdings Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

2,000,000 Shares

LPL Financial Holdings Inc.

Common Stock

PROSPECTUS SUPPLEMENT